EXHIBIT 10.3

                       PROMISSORY NOTE AND LOAN AGREEMENT


                                                                Honolulu, Hawaii
$450,000.00                                                   February 9th, 1998

     FOR VALUE RECEIVED, WAVETECH, INC., a New Jersey corporation, and INTERPRETEL, INC., an Arizona corporation (singularly and collectively, the "Maker"), jointly and severally promise to pay to the order of IMAGITEL, INC., a Nevada corporation, at 1132 Bishop Street, Penthouse, Honolulu, Hawaii 96813, or at such other place as the holder of this Note (the "Holder") may from time to time designate, the lesser of the principal sum of FOUR HUNDRED FIFTY AND NO/100 DOLLARS ($450,000.00) or the principal balance remaining from time to time unpaid (the "Loan Funds"), plus interest from the date that such principal sum is first disbursed to Maker pursuant hereto at the interest rate specified below.

     INTEREST. The interest rate payable under this Note shall be twelve percent (12%) per annum from the date hereof until maturity. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     DISBURSEMENTS. The Loan Funds shall be disbursed the Holder to the Maker in installments on the dates, in the amounts and for the purposes set forth in Exhibit A attached hereto.

     USE OF THE LOAN FUNDS. As a material part of the consideration given to the Holder by the Maker for the disbursement of the Loan Funds, the Maker covenants and agrees to use the Loan Funds only for the purposes and in the amounts set forth in the budget attached hereto and made a part hereof as Exhibit A. The Maker agrees to provide the Holder, upon the Holder's request, with written evidence of the Maker's compliance with this covenant.

     PAYMENTS; MATURITY DATE. All unpaid principal and accrued but unpaid interest shall be due and payable on July 1, 1998, unless sooner due as hereinafter provided.

     APPLICATION OF PAYMENTS. Except in the case of an election to the contrary by the Holder in the event of a default, and to the extent permitted by law, all payments will be applied first to charges, then interest, and then principal.

     PREPAYMENTS. The Maker may make prepayments of principal in whole or in part without a prepayment charge. Any prepayment shall be applied against the principal sum outstanding.

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     DEFAULT.  If the Maker shall default in the payment of principal,  interest or other fees or charges when due under this Note, or if the Maker shall default in the performance of or compliance with any material term, covenant, condition or provision required to be performed or complied with by the Maker under this Note, that certain Pledge and Security Agreement (the "Pledge"), that certain Security Agreement (the "Security Agreement") or those certain financing statements (the "Financing Statements") all executed concurrently herewith by the Maker for the security of the Holder, or in any other agreement or security instrument referred to therein (this Note, the Pledge, the Security Agreement, and the Financing Statements, and such other agreements or instruments being hereinafter called the "Loan Documents") and such default shall not have been remedied during the period the Maker is required to remedy such default, then, and in any such event, the Holder shall have the option to declare the unpaid principal sum of this Note together with all charges and interest accrued thereon to be immediately due and payable, and such principal sum, charges, and interest shall thereupon become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, upon such maturity by acceleration or otherwise, the unpaid principal balance shall thereafter bear interest until fully paid at a rate per annum equal to four (4) percentage points higher than the fixed rate specified in this Note.

     Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of the same or any subsequent default.

     LATE CHARGES. If the Maker fails to pay all sums due at maturity (whether or not resulting from acceleration due to an event of default under the Loan Documents), the Holder, in addition to its other remedies, may collect, and the Maker shall pay on demand, a late charge equal to five percent (5%) of the amount overdue.

     REASONABLENESS OF DEFAULT CHARGES. The Maker acknowledges that nonpayment at maturity (whether or not resulting from acceleration due to an event of default under the Loan Documents) will result in damages to the Holder by reason of the additional expenses incurred in servicing the indebtedness evidenced by this Note and by reason of the loss to the Holder of the use of the money due and frustration to the Holder in meeting its other commitments.
The Maker also acknowledges and agrees that the occurrence of any other event of default under the Loan Documents will result in damages to the
Holder  by  reason  of   the  detriment  caused  thereby.   The  Maker   further
acknowledges that it is and will be extremely difficult and impracticable to ascertain the extent of such damages caused by nonpayment of any sums when due or resulting from any other event of default under the Loan Documents. The

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Maker  by its  execution  and  delivery  hereof  and the  Holder  hereof  by the acceptance of this Note agree that a reasonable estimate of such damages must be based in part upon the duration of the default and that the late charge specified above with respect to a delinquent payment and the rate of interest prescribed above with respect to the amount due and payable after maturity or acceleration would not unreasonably compensate the Holder for such damages.

     U. S. MONEY. Principal and interest shall be payable in lawful money of the United States of America in immediately available funds.

     ATTORNEYS' FEES. The Maker promises to pay the Holder's reasonable attorneys' fees and such expenses as are incurred to induce or compel the payment of this Note or any portion of the indebtedness evidenced hereby, whether suit is brought hereon or not.

     WAIVER. The Maker and all others who may become liable for any part of this obligation severally waive presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note and consent to any number of renewals or extensions of the time of payment hereof and to any release of parties obligated hereunder or forbearance in the enforcement hereof.

     NO ORAL WAIVER, MODIFICATION OR CANCELLATION. No provision in this Note may be waived, modified or cancelled orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, modification, discharge or cancellation is sought.

     GOVERNING LAW. This Note shall be governed by and construed according to the laws of the State of Hawaii.

     LIMITATIONS ON INTEREST. Notwithstanding any provision to the contrary contained in the Loan Documents, the rate and amount of interest which the Maker shall be required to pay to the Holder shall in no event, contingency or circumstance exceed the maximum rate or amount limitation, if any, imposed by applicable law. If, from any circumstance whatsoever, performance by the Maker of any obligation under the Loan Documents at the time performance shall be due (including, without limiting the generality of the foregoing, the payment of any fee, charge or expense paid or incurred by the Maker which shall be held to be interest), shall involve transcending the limits of validity prescribed by law, if any, then, automatically, such obligation to be performed shall be reduced to the limit of such validity prescribed by applicable law. If, notwithstanding the foregoing limitations, any excess interest shall at the maturity of the Note be determined to have been received, the same shall be deemed to have been held

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as additional  security.  The foregoing  provisions shall never be superseded or waived and shall control every other provision of all agreements between the Holder and the Maker.

     OBLIGATIONS OF MAKER. The obligations of the undersigned hereunder shall be joint and several.

     IN WITNESS WHEREOF, the Makers have caused this Note to be duly executed.

     MAKER:                             WAVETECH, INC.


                                        By       /s/ Gerald I. Quinn
                                            ------------------------------------
                                             Its  President


                                        By      /s/ Richard Freemen
                                            ------------------------------------
                                             Its Secretary

                                        INTERPRETEL, INC.


                                        By       /s/ Gerald I. Quinn
                                            ------------------------------------
                                             Its  President


                                        By      /s/ Richard Freemen
                                            ------------------------------------
                                             Its Secretary
WITNESSED:

/s/ Donna Jean Davis
-------------------------------------

-------------------------------------

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                                    EXHIBIT A


AMOUNT OF        DATE OF
DISBURSEMENT     DISBURSEMENT               PURPOSE OF DISBURSEMENT

$210,000         February 17, 1998     $50,000 to legal counsel
                                       Balance to payees approved by Imagitel

$ 60,000         March 1, 1998         Current operating expenses

$ 60,000         April 1, 1998         Current operating expenses

$ 60,000         May 1, 1998           Current operating expenses

$ 60,000                               shall be paid upon request from Wavetech
---------                              for purposes approved by Imagitel in the
$450,000                               sole discretion of Imagitel